UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021
____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2021, Rekor Systems, Inc. (the “Company”) publicly announced the appointment of Michael Dunbar, 53, as the Company’s Chief Revenue Officer, to be effective on a full-time basis on July 12, 2021. On June 1, 2021, Mr. Dunbar entered into an employment agreement with the Company (the “Dunbar Employment Agreement”).

Mr. Dunbar specializes in building mission-critical video surveillance and security solutions. With more than thirty years in the IT industry, his career started in the U.S. Marine Corps, where he advanced to managing global computer defense operations on enterprise and war-fighting networks. In his most recent role at Pivot3, he helped global businesses, security and IT teams overcome the increasing challenges of managing mission-critical video infrastructure, including cities, mass transit and federal facilities. Mr. Dunbar joins the Company to support the its go-to-market strategy. Mr. Dunbar holds a master’s degree in Information & Telecommunications Systems Management and a bachelor’s degree in Management Science & Information Systems and a minor in Economics from Penn State.

The Dunbar Employment Agreement provides for an initial three-year term, subject to automatic extension. Mr. Dunbar will receive an annual base salary of $375,000, and will be eligible for a bonus of up to 100% of base salary as determined by the Board of Directors of the Company (the “Board”) in its sole discretion. Mr. Dunbar is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change of control (as such term is defined in the Dunbar Employment Agreement). Mr. Dunbar is eligible for benefits available to management employees generally, as outlined in the Company’s annual proxy statement filed with the Securities Exchange Commission (“SEC”) on August 31, 2020. In connection with his employment, on July 12, 2021, Mr. Dunbar will be granted 50,000 restricted stock units pursuant to the Company’s 2017 Equity Award Plan, which will vest in three equal annual installments on the first (July 12, 2022), second (July 12, 2023), and third (July 12, 2024) anniversaries of the grant date.

There is no arrangement or understanding between Mr. Dunbar and any other person pursuant to which Mr. Dunbar is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Dunbar and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Dunbar is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Dunbar Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Dunbar Employment Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein. The Company also issued a press release regarding the appointment of Mr. Dunbar, which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Employment Agreement with Michael Dunbar dated June 1, 2021
99.1	Press Release issued on July 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: July 2, 2021	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer